Electronic Articles of Incorporation
For

P14000057241
FILED
July 03, 2014
Sec. Of State
msolomon

DNA TESTING CENTERS, CORP.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

DNA TESTING CENTERS, CORP.

Article II

The principal place of business address:

101 PLAZA REAL S.
202 N
BOCA RATON, FL. US 33432

The mailing address of the corporation is:

101 PLAZA REAL S.
202 N
BOCA RATON, FL. US 33432

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

490,000,000 COMMON;10,000,000 PREFERRED

Article V

The name and Florida street address of the registered agent is:

BRENDA L HAMILTON
101 PLAZA REAL S.
SUITE 202 N
BOCA RATON, FL. 33432

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: BRENDA HAMILTON

P14000057241
FILED
July 03, 2014
Sec. Of State
msolomon

Article VI

The name and address of the incorporator is:

BRENDA HAMILTON
101 PLAZA REAL S
SUITE 202 N
BOCA RATON FL 33432

Electronic Signature of Incorporator: BRENDA HAMILTON

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P,D
BARJINDER SOHAL
2378 PARKHAVEN BLVD
OAKVILLE, ON. L6H OE7 CA

Title: S, D
NITAN ARORA
2378 PARKHAVEN BLVD
OAKVILLE, ON. L6H OE7 CA

Title: VP,D
NAVJOT NANDA
2378 PARKHAVEN BLVD
OAKVILLE, ON. L6H OE7 CA